Exhibit 1.1

CAPITAL ONE FINANCIAL CORPORATION

€1,500,000,000

€750,000,000 4.326% Fixed-to-Floating Rate Senior Notes Due 2032

€750,000,000 4.832% Fixed-to-Floating Rate Senior Notes Due 2037

UNDERWRITING AGREEMENT

September 9, 2026

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB, United Kingdom

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Capital One Securities, Inc.

201 St. Charles Avenue

Suite 1830

New Orleans, Louisiana 70170

As Representatives of the several

Underwriters named in Schedule I hereto

Dear Ladies and Gentlemen:

Capital One Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) €750,000,000 aggregate principal amount of 4.326% Fixed-to-Floating Rate Senior Notes Due 2032 (the “2032 Fixed-to-Floating Rate Notes”) and €750,000,000 aggregate principal amount of 4.832% Fixed-to-

Floating Rate Senior Notes Due 2037 (the “2037 Fixed-to-Floating Rate Notes” and, together with the 2032 Fixed-to-Floating Rate Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of a Senior Indenture dated as of November 1, 1996 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of November 2, 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Senior Indenture”) between the Company and the Trustee.

Effective May 18, 2025, the Company completed its acquisition of Discover Financial Services, a Delaware corporation (“Discover”) pursuant to an Agreement and Plan of Merger, dated as of February 19, 2024, among the Company, Discover and Vega Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (the “Merger Agreement”). The term “Merger Agreement” as used herein shall include all exhibits, schedules, disclosure letters and attachments to such Merger Agreement. The term “Merger” as used herein shall refer to the transactions contemplated by the Merger Agreement. The term “Discover” means Discover Financial Services and its consolidated subsidiaries, immediately prior to the completion of the Merger and the merger with and into the Company.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-277813) under the Securities Act of 1933, as amended (the “Securities Act”) in respect of its senior debt securities, subordinated debt securities, shares of its preferred stock, depositary shares, shares of its common stock, purchase contracts, warrants and units (as amended through the date of this Agreement, being herein referred to as the “Registration Statement”). Such Registration Statement has become effective. The Registration Statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto but shall not include any free writing prospectus (as such term is used in Rule 405 under the Securities Act). Any Prospectus or preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. The Company also has prepared and filed (or will file) with the Commission the Issuer Free Writing Prospectuses (as defined below) set forth on Schedule II hereto. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase.

(a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, at a price (the “Purchase Price”) equal to (i) with respect to the 2032 Fixed-to-Floating Rate Notes, 100% of the principal amount thereof, plus accrued interest thereon, if any, from September 15, 2026 to the date of payment and delivery, and (ii) with respect to the 2037 Fixed-to-Floating Rate Notes, 100% of the principal amount thereof, plus accrued interest thereon, if any, from September 15, 2026 to the date of payment and delivery.

(b) In consideration of the agreement by the Underwriters to severally and not jointly purchase and pay for the Securities as aforesaid, the Company agrees to pay the Underwriters an underwriting commission (the “Underwriters’ Fee”) in accordance with Section 4(f) in an amount equal to (i) 0.35% of the aggregate principal amount of the 2032 Fixed-to-Floating Rate Notes and (ii) 0.45% of the aggregate principal amount of the 2037 Fixed-to-Floating Rate Notes.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution hereof as practicable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

4. Delivery and Payment.

(a) Delivery to the Underwriters of, and payment for, the Securities shall be made at 10:30 a.m., London time, on September 15, 2026 (the “Closing Date”), or such other time and date as the Company and Representatives shall agree in writing, at such place as the Representatives shall designate.

(b) Payment for the Securities shall be made by the Underwriters by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery, for the respective accounts of the several Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”) in book-entry form, with any transfer taxes payable in connection with the initial sale of the Securities to the Underwriters duly paid by the Company. Delivery of the Securities shall be made through a common depositary using the facilities of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), unless the Representatives shall otherwise instruct. The Global Notes will be made available for inspection by the Representatives at least twenty-four hours prior to the Closing Date.

(c) Goldman Sachs & Co. LLC or such other Representative as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (stipulation pour autrui) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the Purchase Price for the Securities into the Commissionaire Account on a delivery against payment basis.

(d) The Settlement Bank acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) an amount equal to the Purchase Price for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as it is transferred to the Company’s order. The Settlement Bank undertakes that the amount equal to the Purchase Price for the Securities will be transferred to the Company’s order promptly following receipt of such amount in the Commissionaire Account.

(e) The Company acknowledges and accepts the benefit of the third-party beneficiary clause (stipulation pour autrui) pursuant to the Belgian Civil Code, in the case of Euroclear, and the Luxembourg Civil Code, in the case of Clearstream, in each case in respect of the Commissionaire Account.

(f) On the Closing Date, the Company shall pay the Underwriters, by wire transfer in immediately available funds to the account(s) specified by the Representatives to the Company, the Underwriters’ Fee, in U.S. dollars, at the exchange rate of $1.1643 per €1.00 as agreed by the Company and the Representatives on the date hereof, free and clear of any taxes, duties, deductions or withholdings of any nature.

5. Agreements of the Company. The Company agrees with the Underwriters:

(a) To file the Prospectus with the Commission pursuant to Rule 424(b)(5) not later than the second business day following the execution and delivery of this Agreement.

(b) During the period beginning at the Time of Sale (as defined below) and ending on the later of the Closing Date or such date as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package (as defined below) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement.

(c) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended and supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the judgment of the Company it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to amend or supplement the

Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to paragraph (b) above), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) The Company will prepare a final term sheet for the Securities containing only a description of the Securities, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(e) The Company represents that (other than the Final Term Sheet) it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Free Writing Prospectus included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied or will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II hereto, or (iii) (x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.

(f) To advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iii) of the happening of any event during the Prospectus Delivery Period which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. To prepare and file with the Commission, promptly upon the Representatives’ reasonable request, any amendment or supplement to the Registration Statement, the Base Prospectus, the Prospectus or the Disclosure Package which may be necessary or advisable in connection with the distribution of the Securities by the Underwriters, and to use its best efforts to cause any such post-effective amendment to the Registration Statement to become promptly effective. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

(g) To furnish to each Underwriter, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to each Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as such Underwriter may reasonably request.

(h) During the Prospectus Delivery Period, to furnish to each Underwriter and dealer as many copies of the Base Prospectus and the Prospectus (each as amended or supplemented) as such Underwriter or dealer may reasonably request.

(i) Prior to any public offering of the Securities, to cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Representatives may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

(j) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) If at any time during the five year period after the date of this Agreement, the Company ceases to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of changes in stockholders’ equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

(l) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Base Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the Prospectus Delivery Period, any Issuer Free Writing Prospectus and the Disclosure Package, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the Prospectus Delivery Period, (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (iv) filings and clearance with the Financial Industry Regulatory Authority, Inc. in connection with the offering, (v) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vi) the rating agencies in connection with the ratings of the Securities, (vii) the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (viii) the approval of the Securities for clearance and settlement through Clearstream and Euroclear, (ix) all expenses and application fees incurred in connection with listing the Securities on the New York Stock Exchange (“NYSE”), and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, including travel expenses of the Company.

(m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities; provided, however, the Company may, at any time, offer or sell or announce the offering of commercial paper issued in the ordinary course of business.

(n) To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Prospectus.

(o) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(p) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(q) To assist the Representatives in arranging for the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

(r) To use its commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the NYSE for trading on such exchange within 30 days of the Closing Date.

6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date, that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission. No order preventing the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(c) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof.

(d) The Company has not received from the Commission any notice pursuant to Rule 401(g) objecting to the use of the automatic shelf registration statement form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f) (i) At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective prior to the Closing Date, neither the Registration Statement nor such amendment included or will include an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (f) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof and (iv) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission prior to the Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Prospectus, as of the date of the Prospectus and at all times subsequent thereto up to the Closing Date, did not and will not contain an untrue statement of material fact or did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The term “Disclosure Package” shall mean (i) the Base Prospectus, including the preliminary prospectus supplement dated September 8, 2026, as amended or supplemented at the Time of Sale (as defined below), (ii)(1) with respect to the 2032 Fixed-to-Floating Rate Notes, only the terms related to the 2032 Fixed-to-Floating Rate Notes in the Issuer Free Writing Prospectus identified on Schedule II hereto, and (2) with respect to the 2037 Fixed-to-Floating Rate Notes, only the terms related to the 2037 Fixed-to-Floating Rate Notes in the Issuer Free Writing Prospectus identified on Schedule II hereto. As of the Time of Sale, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. As used in this paragraph and elsewhere in this Agreement “Time of Sale” shall mean 4:35 p.m., London time, on September 9, 2026.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(i) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering materials in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule II hereto.

(j) The Company and each of its subsidiaries that is a “Significant Subsidiary” within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission (such subsidiary or subsidiaries, the “Significant Subsidiaries”) is validly existing as a corporation (or, in the case of Capital One, National Association, as a national banking association organized under the laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has in all material respects the corporate power and authority to operate its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

(l) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Senior Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability.

(m) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) equitable principles of general applicability and (iii) applicable law limiting rights to indemnity and contribution hereunder.

(n) [Reserved.]

(o) The Senior Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) equitable principles of general applicability and (iii) applicable law limiting rights to indemnity and contribution hereunder.

(p) The Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus and the Disclosure Package.

(q) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

(r) The execution, delivery and performance of this Agreement, the Senior Indenture and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except those that have been previously received from the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Significant Subsidiaries or any material indenture, agreement, or other instrument to which it or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Significant Subsidiaries or their respective property.

(s) Except as otherwise set forth in the Disclosure Package, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

(t) The Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by and regulations of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries, other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”), as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Disclosure Package and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

(v) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(w) [Reserved.]

(x) The consolidated financial statements of the Company, together with related schedules and notes forming part of the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data of the Company set forth in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such consolidated financial statements and the books and records of the Company. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) The pro forma financial statements, together with related schedules, notes and other pro forma information forming part of the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial statements and have been properly compiled on the bases described herein, the assumptions used in the preparation thereof are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus, and the adjustments used therein are appropriate to give effect to the Merger and the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package and the Prospectus.

(z) To the knowledge of the Company, based on the diligence undertaken in connection with entering into the Merger Agreement, the consolidated financial statements of Discover, together with related schedules and notes forming part of the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of Discover and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply, such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and the other financial and statistical information and data relating to Discover set forth in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared and compiled on a basis consistent with such consolidated financial statements and the books and records of Discover.

(aa) The Company is not, and will not be after giving effect to the consummation of the transactions contemplated by this Agreement, including the application of the net proceeds from the sale of the Securities, required to register as an “investment company” under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to take any other action with respect to or under the Investment Company Act for such transactions or the offer and sale of the Securities as contemplated hereunder.

(bb) The Company maintains (i) effective internal control over financial reporting as defined under Rule 13a-15(f) and 15d-15(f) under the Exchange Act, and effective disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Except as disclosed in the Prospectus and the Disclosure Package, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has (i) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; or (ii) violated or is in violation of any provision of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and reasonably expect to continue to maintain and enforce, policies and procedures designed to ensure compliance with applicable anti-bribery and anti-corruption laws.

(ee) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently the subject or target of any sanctions administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”), or is located or organized in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of or with any person or entity or in any country or territory that, at the time of such financing, is the subject or target of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering of the Securities, whether as an underwriter, advisor, investor or otherwise). It is acknowledged and agreed that the representation and agreement in this subsection (ee) is only sought and given to the extent that to do so would be permissible pursuant to, and not result in a violation of (i) Council Regulation (EC) No 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or any similar applicable anti-boycott law or regulation in the European Union, (ii) Council Regulation (EC) No 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 as amended from time to time (the “UK Blocking Regulation”), or any law or regulation implementing the U.K. Blocking Regulation or any similar applicable anti-boycott law or regulation in the United Kingdom; and (iii) solely to the extent such regulation applies to the applicable Underwriters, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any similar applicable anti-boycott law or regulation.

(ff) The operations of the Company and its subsidiaries are in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hh) Except as disclosed in the Prospectus and the Disclosure Package, or in any document incorporated by reference therein or except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (A)(x) the Company is not aware of any security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, websites, applications, hardware, software, data (including the data of customers, employees, suppliers, vendors and any other third party data), equipment or technology (collectively, “IT Systems and Data”) used in the business of the Company and its subsidiaries; and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (B) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices, and have implemented and maintain controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

7. Representations and Warranties of the Underwriters. Each Underwriter hereby represents and agrees that it (a) has not and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act without the prior consent of the Company or as permitted in Section 5(e) above and that Schedule II hereto is a complete list of any free writing prospectuses for which the Underwriters have received such consent, (b) has complied and will comply with the selling restrictions applicable to offers and sales of the Notes in jurisdictions as set forth under the heading “Underwriting (Conflicts of Interest)—Selling Restrictions” of the preliminary prospectus supplement and the Prospectus, and (c) has not and will not offer and sell, directly or indirectly, any of the Notes in the Republic of Italy.

8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, each of its directors, officers and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages, liabilities and judgments arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c).

(b) In case any action shall be brought against any indemnified party based upon any preliminary prospectus, the Registration Statement, the Prospectus or the Disclosure Package or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such indemnified party shall promptly notify the Company in writing and the Company shall have the right to participate therein and, to the extent that it may elect by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only to the extent of losses, claims, damages, liabilities and judgments arising out of or based upon information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Base Prospectus, the Disclosure Package or the Prospectus. The Representatives confirm that the Underwriters’ names on the cover page of the preliminary prospectus supplement and the Prospectus and the Underwriters’ names in the table in the first paragraph and the statements set forth in the third paragraph, the seventh and eighth sentences of the sixth paragraph, the seventh paragraph, the eighth paragraph, the first sentence of the ninth paragraph, and the tenth paragraph under the heading “Underwriting (Conflict of Interest)” in the preliminary prospectus supplement and the Prospectus were furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 8(b) hereof.

(d) If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective amount of Securities purchased by each of the Underwriters hereunder and not joint.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s affiliates, officers, directors and agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Company, contemplated by the Commission.

(c) The Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(e) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Registration Statement and the Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or contemplated in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date, the Underwriters shall have received a certificate dated the Closing Date, signed by the Treasurer or Assistant Treasurer of the Company, confirming the matters set forth in paragraphs (a), (b), (c), (d) and (e)(i)-(iii) of this Section 9.

(f) [Reserved.]

(g) The Underwriters shall have received on the Closing Date an opinion (reasonably satisfactory to the Representatives and counsel for the Underwriters, as applicable), dated the Closing Date, of Davis Polk & Wardwell LLP, special counsel to the Company.

(h) The Underwriters shall have received on the Closing Date, an opinion, dated the Closing Date, of Mayer Brown LLP, counsel for the Underwriters, covering such matters as the Representatives may request.

(i) The Underwriters shall have received letters on and as of the date hereof and on and as of the Closing Date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information (including pro forma financial information) of the Company contained in or incorporated by reference into the Registration Statement, any preliminary prospectus and the Prospectus.

(j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

This Agreement may be terminated at any time prior to the Closing Date by the Representatives by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus and since the Time of Sale, any material adverse change or development involving a prospective material adverse change (including, without limitation, the enactment, publication, decree or other promulgation of any United States federal, New York state or European Union statute, legislation, regulation, rule, directive, decision or other legally binding measure or order of any court or other governmental authority) in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Representatives, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic conditions or in the financial markets of the United States, the European Union or elsewhere that, in the judgment of the Representatives, is material and adverse and would, in the judgment of the Representatives, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities generally, or in the securities of the Company listed, on the New York Stock Exchange, the NYSE American or The Nasdaq Stock Market, or a limitation on prices on any such exchange, (iv) a material disruption in securities settlement that makes it impracticable to deliver the Securities in the manner contemplated by the Prospectus, or (v) the taking of any action by any European, United States federal, state or local government, institution, body, office or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the financial markets in the United States or the European Union.

If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the total principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to the Representatives and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

11. No Agency or Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company acknowledges that none of the activities of the Underwriters in connection with the offering of the Securities constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability; and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 13:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU (as amended) establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

14. Acknowledgement and Consent to Bail-In of UK Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between the Underwriters and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of such UK Bail-in Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of such UK Bail-in Liability into shares, other securities or other obligations of the relevant Underwriter or another person and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)	the cancellation of such UK Bail-in Liability; and/or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement relating to such UK Bail-in Liability, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 14:

“UK Bail-in Legislation” means Part 1 of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

15. Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the International Capital Markets Association Agreement Among Managers Version 1/New York Schedule (the “Agreement Among Managers”), subject to the amendments below and any other amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. For purposes of the Agreement Among Managers, references to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to the Representatives, references to “Settlement Bank” shall be deemed to refer to Goldman Sachs & Co. LLC, references to “Stabilizing Manager” shall be deemed to refer to Goldman Sachs & Co. LLC and references to “Subscription Agreement” shall be deemed to refer to this Agreement. As applicable to the Underwriters, Clause 3 of the Agreement Among Managers shall be deemed to be deleted in its entirety and replaced with the last paragraph of Section 10 of this Agreement. Notwithstanding anything contained in the Agreement Among Managers, each Underwriter hereby agrees that the Settlement Bank may allocate such Underwriter’s pro rata share of expenses incurred by the Underwriters in connection with the offering of the Securities to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Bank) as soon as practicable but in any case no later than 90 days following the Closing Date.

16. Stabilizing Manager. The Company confirms the appointment of Goldman Sachs & Co. LLC as the “Stabilizing Manager” responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures, including such regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule I hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

17. EU MiFID II Product Governance; UK MiFIR Product Governance.

(a) Solely for the purposes of the requirements of Article 9(8) of the Product Governance Rules under Commission Delegated Directive (EU) 2017/593, as amended (the “MiFID II Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the MiFID II Product Governance Rules:

(i)

Deutsche Bank AG, London Branch (the “EU Manufacturer”) acknowledges to the other Underwriters that it understands the responsibilities conferred upon it under the MiFID II Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Disclosure Package, the Prospectus and any announcements in connection with the Securities; and

(ii)

each Underwriter (other than the EU Manufacturer) and the Company note the application of the MiFID II Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the Disclosure Package, the Prospectus and any announcements in connection with the Securities.

(b) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i)

each of Barclays Bank PLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC and Morgan Stanley & Co. International plc (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Disclosure Package, the Prospectus and any announcements in connection with the Securities; and

(ii)

each Underwriter (other than the UK Manufacturers) and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Disclosure Package, the Prospectus and any announcements in connection with the Securities.

18. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Capital One Financial Corporation, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Managing Vice President, Corporate Treasury, Assistant Treasurer, and (b) if to any Underwriter, to the Representatives c/o Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom; Tel: +44 (0) 20 7773 9098, Attention: Debt Syndicate, Email: LeadManagedBondNotices@barclayscorp.com; Goldman Sachs & Co. LLC, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com; Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Head of Transaction Management Group, Global Capital Markets, Tel: +44 20 7677 0582, Fax: +44 20 7056 4984, Email: tmglondon@morganstanley.com; Deutsche Bank AG, London Branch, 21 Moorfields, London EC2Y 9DB, United Kingdom, Tel: +44 207 545 4361, Attention: DCM Debt Syndicate; and Capital One Securities, Inc., 201 St. Charles Avenue, Suite 1830, New Orleans, Louisiana 70170, Attention: Compliance; or in any case to such other address as the person to be notified may have requested in writing.

19. Representations and Indemnities to Survive. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

20. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to satisfy any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

21. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any director or officer of the Company referred to herein, any controlling persons referred to herein, any agent referred to herein, any affiliate referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

22. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

23. Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, OR RELATED TO, THIS AGREEMENT.

24. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the U.S. business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first U.S. business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, then the Company agrees to pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Company or any Underwriter under this Section shall be paid to the applicable Underwriter(s) or the Company (as applicable) as promptly as reasonably practicable.

25. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Signature pages may be electronically executed and delivered, including by facsimile, any electronic method complying with the federal ESIGN Act (e.g., DocuSign) or by wet ink signature captured on a pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes. The foregoing provision supersedes any other consent signed by the parties related to the electronic signature and delivery of this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Eric Bauder
Name: Eric Bauder
Title: Vice President, Treasury Strategy and Execution

[Signature Page to Underwriting Agreement]

Accepted:

BARCLAYS BANK PLC
DEUTSCHE BANK AG, LONDON BRANCH
GOLDMAN SACHS & CO. LLC
MORGAN STANLEY & CO. INTERNATIONAL PLC
CAPITAL ONE SECURITIES, INC.

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto

By: BARCLAYS BANK PLC

By:	/s/ Janneb Binning
Name: Janeeb Binning
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

By: DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Josh Warren
Name: Josh Warren
Title: Managing Director

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Rishi Mathur
Name:	Rishi Mathur
Title:	Managing Director

[Signature Page to Underwriting Agreement]

By: MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

[Signature Page to Underwriting Agreement]

By: CAPITAL ONE SECURITIES, INC.

By:	/s/ Sam Baruch
Name: Sam Baruch
Title: Duly Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

€750,000,000 4.326% Fixed-to-Floating Rate Senior Notes Due 2032

Underwriters	Principal Amount of 2032 Fixed-to-Floating Rate Notes to be Purchased
Barclays Bank PLC	€168,750,000
Deutsche Bank AG, London Branch	€168,750,000
Goldman Sachs & Co. LLC	€168,750,000
Morgan Stanley & Co. International plc	€168,750,000
Capital One Securities, Inc.	€37,500,000
Academy Securities, Inc.	€9,375,000
R. Seelaus & Co., LLC	€9,375,000
Samuel A. Ramirez & Company, Inc.	€9,375,000
Siebert Williams Shank & Co., LLC	€9,375,000

Total	€750,000,000

€750,000,000 4.832% Fixed-to-Floating Rate Senior Notes Due 2037

Underwriters	Principal Amount of 2037 Fixed-to-Floating Rate Notes to be Purchased
Barclays Bank PLC	€168,750,000
Deutsche Bank AG, London Branch	€168,750,000
Goldman Sachs & Co. LLC	€168,750,000
Morgan Stanley & Co. International plc	€168,750,000
Capital One Securities, Inc.	€37,500,000
Academy Securities, Inc.	€9,375,000
R. Seelaus & Co., LLC	€9,375,000
Samuel A. Ramirez & Company, Inc.	€9,375,000
Siebert Williams Shank & Co., LLC	€9,375,000

Total	€750,000,000

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SCHEDULE II

Term Sheet

SII-1

CAPITAL ONE FINANCIAL CORPORATION

€1,500,000,000

€750,000,000 4.326% FIXED-TO-FLOATING RATE SENIOR NOTES DUE 2032

€750,000,000 4.832% FIXED-TO-FLOATING RATE SENIOR NOTES DUE 2037

Summary of Terms for Issuance

Issuer:	Capital One Financial Corporation

Legal Entity Identifier:	ZUE8T73ROZOF6FLBAR73

Trade Date:	September 9, 2026

Settlement Date: *	September 15, 2026 (T+4)

Ranking:	Senior Unsecured

Expected Security Ratings (Outlook): **	Baa1 (stable) / BBB+ (stable) / A- (stable) (Moody’s / S&P / Fitch)

€750,000,000 4.326% FIXED-TO-FLOATING RATE SENIOR NOTES DUE 2032

Security:	4.326% Fixed-to-Floating Rate Senior Notes due 2032 (the “2032 notes”)

Principal Amount:	EUR €750,000,000

Net Proceeds to Issuer (before expenses):	EUR €747,375,000

Maturity Date:	September 15, 2032

Interest Reset Date:	September 15, 2031

Fixed Rate Period:	From and including September 15, 2026 to but excluding the Interest Reset Date

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Floating Rate Period:	From and including the Interest Reset Date to but excluding the Maturity Date

Payment Frequency:	Annually with respect to the Fixed Rate Period and quarterly with respect to the Floating Rate Period

Day Count/Business Day Convention:	Fixed Rate Period: Actual/Actual (ICMA); Following, Unadjusted Floating Rate Period: Actual/360; Modified Following, Adjusted

Fixed Rate Period Interest Payment Dates:	Annually in arrears on each September 15, commencing on September 15, 2027 and ending on September 15, 2031

Benchmark Security:	DBR 0.000% Notes due August 15, 2031

Benchmark Security Price and Yield:	85.76; 3.168%

Spread to Benchmark Security:	+115.8 bps

Yield to Maturity:	4.326%

Mid-Swap Yield:	3.346%

Spread to Mid-Swap Yield:	+98 bps

Fixed Rate Period Coupon:	4.326% per annum

Price to Public:	100.000% of principal amount

Floating Rate Period Interest Rate:	Base Rate plus the Spread payable quarterly in arrears during the Floating Rate Period

Base Rate:	EURIBOR determined for each quarterly Floating Rate Interest Payment Period, in accordance with the terms and provisions set forth under “Description of the Notes—Floating Rate Period Interest Rates” in the Preliminary Prospectus Supplement (as defined below)

Index Maturity:	Three months

Spread (Plus or Minus):	Plus 107.2 bps

Floating Rate Interest Payment Periods:	Quarterly; with respect to a Floating Rate Interest Payment Date, the period from and including the most recent Floating Rate Interest Payment Date (or from and including the Interest Reset Date in the case of the first Floating Rate Interest Payment Period) to but excluding the next succeeding Floating Rate Interest Payment Date

SII-2

Floating Rate Interest Determination Date:	The second T2 Business Day prior to the first day of each applicable Floating Rate Interest Payment Period

Floating Rate Interest Payment Dates:	Quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on December 15, 2031 and ending on the Maturity Date; provided if the scheduled Maturity Date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date

Business Day:	New York, New York, Chicago, Illinois, McLean, Virginia, London, England and T2 system (or its successor)

Optional Redemption:	The Issuer may redeem the 2032 notes at its option on September 15, 2031 (which is the date that is one year prior to the Maturity Date), in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2032 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date upon not less than 15 nor more than 60 days’ prior notice given to the holders of the 2032 notes to be redeemed

Redemption for Tax Reasons:	If the Issuer determines that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any income tax treaty, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, or treaties, which change or amendment becomes effective on or after the date of issuance of the 2032 notes, the Issuer has or will become obligated to pay additional amounts with respect to the 2032 notes, then the Issuer has the option to redeem at any time, in whole, but not in part, the 2032 notes at a redemption price equal to 100% of the principal amount of the 2032 notes to be redeemed, plus any accrued and unpaid interest and additional amounts to, but not including, the redemption date

Minimum Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

ISIN/Common Code/CUSIP:	XS3486716775 / 348671677 / 14040H DR3

Paying Agent:	The Bank of New York Mellon, London Branch.

Listing:	The Issuer intends to apply to list the 2032 notes on the New York Stock Exchange

SII-3

€750,000,000 4.832% FIXED-TO-FLOATING RATE SENIOR NOTES DUE 2037

Security:	4.832% Fixed-to-Floating Rate Senior notes due 2037 (the “2037 notes,” together with the 2032 notes, the “notes”)

Principal Amount:	EUR €750,000,000

Net Proceeds to Issuer (before expenses):	EUR €746,625,000

Maturity Date:	September 15, 2037

Interest Reset Date:	September 15, 2036

Fixed Rate Period:	From and including September 15, 2026 to but excluding the Interest Reset Date

Floating Rate Period:	From and including the Interest Reset Date to but excluding the Maturity Date

Payment Frequency:	Annually with respect to the Fixed Rate Period and quarterly with respect to the Floating Rate Period

Day Count/Business Day Convention:	Fixed Rate Period: Actual/Actual (ICMA); Following, Unadjusted Floating Rate Period: Actual/360; Modified Following, Adjusted

Fixed Rate Period Interest Payment Dates:	Annually in arrears on each September 15, commencing on September 15, 2027 and ending on September 15, 2036

Benchmark Security:	DBR 3.000% Notes due August 15, 2036

Benchmark Security Price and Yield:	96.50; 3.420%

Spread to Benchmark Security:	+141.2 bps

Yield to Maturity:	4.832%

Mid-Swap Yield:	3.452%

Spread to Mid-Swap Yield:	+138 bps

Fixed Rate Period Coupon:	4.832% per annum

Price to Public:	100.000% of principal amount

Floating Rate Period Interest Rate:	Base Rate plus the Spread payable quarterly in arrears during the Floating Rate Period

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Base Rate:	EURIBOR determined for each quarterly Floating Rate Interest Payment Period, in accordance with the terms and provisions set forth under “Description of the Notes—Floating Rate Period Interest Rates” in the Preliminary Prospectus Supplement (as defined below)

Index Maturity:	Three months

Spread (Plus or Minus):	Plus 145.1 bps

Floating Rate Interest Payment Periods:	Quarterly; with respect to a Floating Rate Interest Payment Date, the period from and including the most recent Floating Rate Interest Payment Date (or from and including the Interest Reset Date in the case of the first Floating Rate Interest Payment Period) to but excluding the next succeeding Floating Rate Interest Payment Date

Floating Rate Interest Determination Date:	The second T2 Business Day prior to the first day of each applicable Floating Rate Interest Payment Period

Floating Rate Interest Payment Dates:	Quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on December 15, 2036 and ending on the Maturity Date; provided if the scheduled Maturity Date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date

Business Day:	New York, New York, Chicago, Illinois, McLean, Virginia, London, England and T2 system (or its successor)

Optional Redemption:	The Issuer may redeem the 2037 notes at its option on September 15, 2036 (which is the date that is one year prior to the Maturity Date), in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2037 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date upon not less than 15 nor more than 60 days’ prior notice given to the holders of the 2037 notes to be redeemed

Redemption for Tax Reasons:	If the Issuer determines that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any income tax treaty, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, or treaties, which change or amendment becomes effective on or after the date of issuance of the 2037 notes, the Issuer has or will become obligated to pay additional amounts with respect to the 2037 notes, then the Issuer has the option to redeem at any time, in whole, but not in part, the 2037 notes at a redemption price equal to 100% of the principal amount of the 2037 notes to be redeemed, plus any accrued and unpaid interest and additional amounts to, but not including, the redemption date

SII-5

Minimum Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

ISIN/Common Code/CUSIP:	XS3486716858 / 348671685 / 14040H DS1

Paying Agent:	The Bank of New York Mellon, London Branch.

Listing:	The Issuer intends to apply to list the 2037 notes on the New York Stock Exchange.

OTHER INFORMATION

Settlement:	Euroclear/Clearstream, Luxembourg

Prohibition of Sales to EEA and UK Retail Investors:	Applicable

MiFID II Target Market and PRIIPs Regulation:	MiFID II professionals / ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA.

UK MiFIR and FCA Product Disclosure Sourcebook (DISC):	UK MiFIR professionals / ECPs-only / No CCI disclosure document – Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No CCI disclosure document required by the FCA Product Disclosure Sourcebook has been prepared as not available to retail in the UK.

Stabilization:	Relevant stabilization regulations including FCA/ICMA apply

Joint Book-Running Managers:	Barclays Bank PLC Deutsche Bank AG, London Branch Goldman Sachs & Co. LLC Morgan Stanley & Co. International plc Capital One Securities, Inc.

Co-Managers:	Academy Securities, Inc. R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

SII-6

*Note:

Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required by virtue of the fact that the notes initially will settle in four business days to specify alternative settlement arrangements to prevent a failed settlement.

**Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The notes will be represented by beneficial interests in fully registered permanent global notes (the “international global notes”) without interest coupons attached, which will be registered in the name of, and shall be deposited on or about September 15, 2026 with a common depositary for, and in respect of interests held through, Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). Any notes represented by global notes held by a nominee of Euroclear or Clearstream will be subject to the then applicable procedures of Euroclear and Clearstream, as applicable.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of: (i) not a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) not a “qualified investor” as defined in paragraph

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15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”). Consequently, no disclosure document required by the Product Disclosure Sourcebook of the UK Financial Conduct Authority (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM – In the UK, this document is for distribution only to non-retail investors (being persons who are not “retail investors” as defined in the paragraph above titled “Prohibition of Sales to UK Retail Investors”) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). In the UK, this document and the accompanying prospectus supplement and prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. In the UK, any investment or investment activity to which this document and the accompanying prospectus supplement and prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons.

UK MIFIR PRODUCT GOVERNANCE//PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET - Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Capital One Financial Corporation has filed a registration statement (File No. 333-277813 including a base shelf prospectus dated March 11, 2024 and Preliminary Prospectus Supplement dated September 8, 2026 (the “Preliminary Prospectus Supplement”)) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents Capital One Financial Corporation has filed with the SEC and incorporated by reference in such documents for more complete information about Capital One Financial Corporation and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of these documents by contacting Barclays Bank PLC at +1-888-603-5847, Deutsche Bank AG, London Branch at +44-20-541-9938, Goldman Sachs & Co. LLC at 1-866-471-2526, Morgan Stanley & Co. International plc at +1 (866) 718-1649 or Capital One Securities, Inc. at 1-800-666-9174, Attn: Compliance.

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Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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